Audit Committee Charter of Electro-Sensors, Inc.

Committee Purpose

The Board of Directors (“Board”) is the ultimate corporate governance body of Electro-Sensors, Inc. (“Company”).  As such, the Board is charged with overseeing all material aspects of the Company’s operations.  To assist the Board in performing its oversight role, and to help the Board meet its fiduciary duties to the shareholders of the Company, the Board has created an audit committee (“Committee”).  For its part, the Committee is charged with the active and regular performance of the Board’s oversight of the Company’s internal control systems, its external and internal audit process, and its external and internal financial reporting process.  This audit committee charter is intended to set forth the roles, responsibilities, authority, and procedures of the Committee.

The Committee’s main role includes a particular focus on the qualitative aspects of financial reporting.  Accordingly, one of the Committee’s main responsibilities will be to coordinate and control the Company’s internal control procedures, as well as its procedures for periodically reviewing and assessing the effectiveness of its internal control procedures.  Such internal control procedures include, but are not limited to, those designed to identify, manage, monitor, and ultimately account for and report on the business transactions and risks arising from the Company’s operating and non-operating activities.  The Committee’s role will culminate with the annual preparation of the Company’s audited financial statements, which the Committee will recommend to the Board as provided herein.

Committee Membership

The Committee shall consist of at least two (2) and no more than three (3) independent directors.  “Independent director” means a person other than an individual having a relationship which, in the opinion of Company’s Board, would interfere with the exercise of independent, disinterested judgment in carrying out the responsibilities of a Committee member.  Though not all-inclusive, the following categories of people shall not be considered independent for audit committee purposes:

(1)	a director who is or was employed by the Company or any of its affiliates for the current or any of the past three years;

(2)	a director who is an immediate family member[1] of any management-level employee of the Company;

(3)

a director who personally accepted any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(4)

a director who is a partner, controlling shareholder, or an executive officer of any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the securities of the Company or organization) that exceed 5% of the Company’s or organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

(5)	a director who is employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

[1] As used in this charter, the phrase “immediate family member” includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home.

Structure

The Committee members shall be appointed by the Board, in accordance with the preceding independence requirements.  Each appointment shall be for an indefinite term, but the Board may remove Committee members at any time by Board action.  If a Committee member is removed or resigns from the Committee, he or she shall serve until a successor is appointed.

The Committee shall elect a chairperson annually.  The chairperson shall create the agenda for Committee meetings and otherwise preside over Committee meetings.  It is expected that the chairperson will ask for management and key Committee advisors (e.g., director/manager of  Company internal audit, Company legal counsel, and Company external auditors) to participate in Committee meetings as appropriate.

Meetings

The Committee shall meet at least four times annually (ideally, once within 45 days from the end of each fiscal quarter).  Additional meetings shall be scheduled as considered necessary by the Committee chairperson.  Minutes of all meetings shall be recorded and maintained by the Committee.

Reporting to the Board

The Committee chairperson shall formally report (whether as required pursuant to specific requirements herein or otherwise) to the Board at least semi-annually.  In addition, summaries of Committee minutes for all Committee meetings held between each Board meeting, separately identifying all unusually significant items, shall be made available to the Board at least one week prior to the Board meeting to be held subsequent to such Committee meetings.

Quorum

A majority of the appointed Committee members shall constitute a quorum and shall be able to conduct the Committee’s business.

Committee Expectations and Information Needs

The Committee shall communicate Committee expectations regarding the nature, timing, and extent of Committee information needs to management, internal audit, and external parties including external auditors.  At a minimum, summary written materials, including quarterly financial statements with variance analyses (i.e., comparisons to both budget and prior period actual results) and  key performance trends and indicators shall be received from management and internal/external auditors at least one week prior to scheduled meetings.  Meeting conduct will assume Board members have reviewed written materials in sufficient depth to participate in Committee and/or Board dialogue.

Duties and Responsibilities

In accordance with the Committee’s purpose, it shall have the following duties and responsibilities:

Audit & Review Function

8        The Committee shall select, or nominate for selection by the Board and/or shareholders, the Company's external auditors.

8        The Committee shall annually ensure receipt of a formal written statement from the external auditors consistent with Independence Standards Board Standard 1.  Additionally, the Committee shall discuss with the external auditor any relationships or services that may affect the external auditor’s objectivity or independence.  If the Committee is not satisfied with the external auditor’s assurances of independence, it shall take or recommend to the Board appropriate action to ensure the independence of the external auditor.

8        The Committee shall make clear to management and the external auditors that the external auditors must consider the Committee to be its client and not management.  Towards this end, the Committee shall meet annually with the external auditors, without management or others present, in order to assess the performance and ethical disposition (i.e., the “tone-at-the-top”) of the financial and accounting management and the effectiveness and independence of the internal auditors.

8        The Committee shall annually review, with or without management consultation, the performance (effectiveness, objectivity, and independence) of the external auditors.

8        The Committee shall annually consider the scope of the annual audit, staffing of the annual audit, and accounting fees for the annual audit to ensure that the economics support the scope and staffing of the annual audit.

8        The Committee shall review with the CFO or principal internal auditor and external auditor the annual audit plans and quarterly review plans of each, including the degree of coordination and cooperation concerning the respective plans.

8        The Committee shall inquire as to, and be satisfied with, the extent to which the planned audit scope can be relied upon to detect fraud or weaknesses in internal controls.

Risk Management Function

8        The Committee shall ensure that the director/manager of internal audit periodically reports (as deemed necessary) directly to the Committee.  The Committee shall meet with the internal auditor director/manager and other key internal audit staff members at least annually, without management or others present, to discuss the adequacy of resources for the internal audit function and the level of cooperation that internal audit receives from Company management.

8        The Committee shall inquire of management, internal auditors, and external auditors about the adequacy of the Company’s internal control procedures as a complete system, as well as the discovery of any individually material gaps and/or failures in the Company’s internal control procedures.

8        The Committee shall meet periodically with those members of management responsible for Company risk assessment and risk management to understand and evaluate the Company's risk assessment and risk management efforts.

8        The Committee shall instruct the internal and external auditors, Chief Executive Officer, and Chief Financial Officer that the Committee expects to be advised if there are areas of Company operation that, consistent with the Committee’s purpose, require its special attention.

Financial Reporting Function

8        The Committee shall obtain from management explanations for all significant budget-to-actual variances in the financial statements between relevant periods (e.g., year-to-year and quarter-to-quarter), as well as trends and significant changes in actual results between relevant periods.

8        The Committee shall inquire about the existence and substance of any significant accounting accruals, reserves, contingencies, and estimates made by management that have a material impact on the financial statements and of the external auditor’s opinions regarding the quality (i.e., adequacy, including over-adequacy) of all such items.

8        The Committee shall inquire as to the external auditor’s views about whether management’s choices of accounting principles (and their application of those accounting principles) are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles and practices are common or are minority practices.

8        The Committee shall inquire as to any material changes in the selection and/or application of accounting principles from the prior period and of the effect of such changes in the Company’s financial statements (e.g., on earnings per share).

8        The Committee shall inquire of management and the external auditors to ascertain whether there were any significant financial reporting issues that arose during the accounting period and if so how they were resolved.

8        The Committee shall review the letter of management representations given to the external auditors and inquire whether they encountered any difficulties in obtaining the letter or any specific representations therein.

8        The Committee shall discuss with management and the external auditors the substance of any significant issues raised by in-house and outside legal counsel concerning litigation, contingencies, claims, or assessments and understand how such matters are reflected in the Company's financial statements.

8        The Committee shall review with management the MD&A section of the annual report and ask the extent to which the external auditors reviewed the MD&A section and inquire of the external auditors to ascertain whether the other sections of the annual report to stockholders are consistent with the information reflected in the financial statements.

8        The Committee shall inquire of the external auditors to determine whether footnote disclosures adequately clarify and expand on the financial statements.

8        The Committee shall, jointly with the Board, consider whether the external auditors should meet with the  Board to discuss any matters relative to the financial statements and to answer any questions that other directors may have.

8        The Committee shall prepare an annual Audit Committee Report to be presented to the Board.  The Audit Committee Report shall include, at a minimum, the following representations:

(1) that the Committee has reviewed and discussed the audited financial statements with management;

(2) that the Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

(3) that the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence;

(4) that, based on the review and discussions referred to in paragraphs (1) through (3) of this item, the Committee recommends (or declines to recommend) to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission; and

(5) that the individual Committee members, and the Committee in the aggregate, complies with the Committee independence requirements set forth in this charter.

The Audit Committee Report may include other information that the Committee deems appropriate.  The Committee will prepare the Audit Committee Report with the understanding that its representations will in used by the Board and the Company to comply with Item 306 of Regulation S-B and Item 7(e)(3) of Schedule 14A as those regulations affect the Company.

General

8        The Committee shall assess and report to the Board on its compliance with this charter on an annual basis.  This information may be included in the Audit Committee Report referred to above.  The Board shall consider the Committee’s report to the Board pursuant to this requirement (and the Audit Committee Report if prepared separately) to determine if changes to the Committee membership (e.g., composition and member number) are appropriate.

8        The Committee shall recommend to the Board any necessary changes to this charter on an annual basis.

8        The Committee shall conduct an appropriate review of all proposed related party transactions that are individually in excess of $100,000 in order to ensure that such transactions are on terms that are materially similar to those that could be obtained in arms-length transactions with independent third parties or are otherwise fair to and in the best interests of the Company.  Documentation of each such review and the Committee’s recommendation to the Board regarding whether the Board should  approve or disapprove of the relevant related party transaction shall be maintained by the Committee.

Authority

The Committee has authority to:

8        Conduct such studies, analyses, and evaluations necessary to perform the duties and fulfill the responsibilities assigned to it by the Board.

8        Have full and independent access to Company personnel, after first notifying the Chief Executive Officer or the Chief Financial Officer of the intention to interview personnel (excluding the director/manager of internal audit who may be consulted without notice).

8        Have full and independent access to Company financial and other information.

8        Seek and employ such outside consulting assistance as it determines necessary to fulfill its responsibilities.  To the extent the Committee determines to expend in excess of $20,000 during any fiscal year on such consulting assistance, it shall seek approval from the Board of such excess expenditures.

8        Take or cause to be taken all necessary action in order to implement and carry out its responsibilities pursuant to this charter.